                 OPINION RESEARCH CORPORATION AND SUBSIDIARIES
         Exhibit (11)-Statement Re: Computation of Earnings per Share
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
                                                                Three Months Ended
                                                                     March 31,
                                                            --------------------------
                                                              1997              1996
                                                            --------          --------
                                                       (000's omitted, except per share data)
Primary:
Average shares outstanding                                    4,144              4,147
Net effect of dilutive stock options - based
   on the treasury stock method                                   0                 62
                                                             ------             ------
Totals                                                        4,144              4,209
                                                             ======             ======

Net income                                                   $  154             $  519
                                                             ======             ======
Per share amount                                             $ 0.04             $ 0.12
                                                             ======             ======

Fully diluted:
Average shares outstanding                                    4,144              4,147
Net effect of dilutive stock options -
 based on the treasury stock method                               0                 98
Assumed conversion of convertible debentures                      0                654
                                                             ------             ------
Totals                                                        4,144              4,899
                                                             ======             ======

Net income                                                   $  154             $  519
Add debenture interest, net of tax effect                         0                 54
                                                             ------             ------
Totals                                                          154                573
                                                             ======             ======
Per share amount                                             $ 0.04             $ 0.12
                                                             ======             ======

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